Exhibit 3.6B

Authorized Translation

Authorized Translation

ESTABLISHMENT DEED OF

LIMITED LIABILITY COMPANY

PT. OLIO ENERGY INDONESIA

Number: 4

- On this day, Monday, dated 20-4-2009 (the twentieth day of April two thousand and nine).

- At 11.30 WIB (eleven past thirty minutes Western Indonesia Time).

- Appeared before me, DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed;

1.	Mister RAMLI BIN MD NOR, born in Negeri Sembilan, on 1-1-1958 (the first day of January nineteen fifty eight), private person, Malaysia Citizen, residing in Malaysia, number 48 jalan U1/13A Seksyen U1 Glenmarie Residents, Shah Alam, Selangor, holder of passport number A10694127;

- temporary staying in Jakarta;

- according to his statement in this matter legally act to represent and on behalf of OLIO RESOURCHES Sdn, Bhd, a company established based on the law of Malaysia, having its head office in B-20-7 Megah Avenue II, 12 Jalan Yap Kwan Seng, Kuala Lumpur.

Authorized Translation

2.	Miss ANGGRAINI PROVITASARI, born in Semarang, on 14-7-1979 (the fourteenth day of July nineteen seventy nine), private person, Indonesian Citizen, residing in Bekasi, Kampung Pondok Benda, Neighborhood Association 007, Citizenship Association 002, Jatirasa Sub-District, Jatiasih District, holder of Identity Card number: 3276095407780020;

- temporary staying in Jakarta;

- according to her statement in this matter acting as proxy, by virtue of Power of Attorney, privately made, duly stamp, dated 23-2-2009 (the twenty third day of February two thousand and nine), in which its original is attached to the minute of this deed, of and therefore for and on behalf of:

Mister TESSAR RIFIANTO, born in Balikpapan, on 19-11-1983 (the nineteenth day of November nineteen eighty three), private person, Indonesian Citizen, residing in Depok, Jalan Sakura number 445 A Block F, Neighborhood Association 005, Citizenship Association 015, Cinere Sub-District, Limo District, holder of Identity Card number: 3276041911830002;

- The appearers is known to me, Notary;

Authorized Translation

- The appearers acting in his/her capacity as mentioned above hereby declares, that without prejudice to permits from the competent authorities, agree and undertake to jointly established a Limited Liability Company is established under the Law number 25 of 2007 (two thousand and seven) on Foreign Investment and accordance with and the Approval Letter of Foreign Investment issued by the Investment Coordinating Board, dated 24-3-2009 (the twenty fourth day of March two thousand and nine) number 313/I/PMA/2009, with the Articles of Association as contained in this establishment deed, (hereinafter referred to as “Articles of Association”) as follows:

NAME AND DOMICILE

Article 1.

1.	This limited liability company shall be named:

PT. OLIO ENERGY INDONESIA

(hereinafter referred to as “Company”), domiciled in South Jakarta.

2.	The Company may open branches or representative offices in any other places, both within and/or outside the territory of the Republic of Indonesia as may be determined by the Board of Directors upon approval of the Board of Commissioners.

Authorized Translation

DURATION OF THE COMPANY ESTABLISHMENT

Article 2.

The Company shall be incorporated for undefined period of time by observing the provisions of the Law number 25 of 2007 on Investment.

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3.

1.	The purposes and objectives of this Company shall be:

- To run business in the field of trade.

2.	To achieve the said purpose and objective, the Company may conduct in the following business activities:

- To run business in the field of trade, including the import and export trade as well as acting as a distributor, agent and as representatives of other companies, both domestic and foreign companies, especially the trade on oil and natural gas mining support equipments and equipment for offshore oil drilling (rig) facilities;

Authorized Translation

CAPITAL

Article 4.

1.	The company’s authorized capital shall be in amount of Rp.4.704.000.000,- four billion seven hundred and four million rupiah (USD.400.000,00—four hundred thousand United States Dollars) divided into 400.000 (four hundred thousand) shares, each share with nominal value of Rp.11.760,- eleven thousand seven hundred and sixty rupiah (USD.1.- one United States Dollar).

2.	Of the aforesaid authorized capital, it has been issued and paid up 100% (one hundred percent), or in amount of 100.000 (one hundred thousand) shares with total nominal value amounting to Rp.1.176.000.000,- one billion one hundred and seventy six million Rupiah (USD.100.000,00—one hundred thousand United States Dollars) by the founders who have retrieved for the shares and the details and nominal value of the shares stated at the end of this deed.

3.	Shares in portfolio may be issued by the company in accordance with the Company’s needs for capital upon approval of a General Meeting of Shareholders.

Authorized Translation

4.	Shareholders whose names are registered in the Shareholder Register shall have preemptive right to retrieve the shares which will be issued within 60 (sixty) calendar days as of the offering date and each of the shareholders has rights to retrieve in proportion to the total shares owned by them (proportional) either to the shares that become their portion or to the remaining shares that are not retrieved by the other shareholders.

5.	When after the lapse of the 60 (sixty) calendar days period as of the offering to shareholders, that there are still any shares left that has not been retrieved, the Board of Directors shall be at liberty to offer such remaining shares to any third parties.

SHARE

Article 5

1.	All shares issued by the Company are registered shares.

2.	Share ownership evidence may be in the form of share certificate.

3.	In case the Company does not issue share certificate, share ownership can be proven with certificate or note issued by the Company.

Authorized Translation

4.	If a share certificate is issued, each share shall be provided with one share certificate.

5.	A collective share certificate may be issued as evidence of ownership of 2 (two) or more shares owned by a shareholder.

6.	Each share certificate shall at least mention:

a.	name and address of the shareholder;

b.	serial number of the share certificate;

c.	nominal value of the share;

d.	date of issuance of the share certificate;

7.	A collective share certificate shall at least mention:

a.	name and address of the shareholder;

b.	serial number of the collective share certificate;

c.	serial number of shares and quantity of shares;

d.	nominal value of the share;

e.	date of issuance of the collective share certificate;

8.	Share certificate and collective share certificate must be signed by the President Director and President Commissioner.

Authorized Translation

DUPLICATE OF SHARE CERTIFICATES

Article 6.

1.	In event share certificates are damaged or can not be used anymore, then the Board of Directors shall issue the substitute at the request of and to the person concerned after the said damaged and unused share certificate has been delivered to the Board of Directors.

2.	The share certificate as referred to in paragraph 1 shall further be written off and from this event the minutes shall be drawn-up by the Board of Directors and reported in the next General Meeting of Shareholders.

3.	If a share certificate is lost, then at the request of the person concerned, the Board of Directors shall give a duplicate for the lost certificate, after in the opinion of the Board of Directors the loss is sufficiently proved and with a warranty considered necessary by the Board of Directors for each special event.

4.	After the duplicate has been issued, then the original certificate shall no longer be valid for the Company.

5.	All expenses related to the issuance of the substitute share certificates shall be borne by the shareholder concerned.

Authorized Translation

6.	The provision as mentioned at paragraph 1, paragraph 2, paragraph 3, paragraph 4, and paragraph 5, shall also be applied in mutatis mutandis for the issuance of collective certificates duplicate.

TRANSFER OF RIGHTS OF SHARE

Article 7.

1.	Transfer of rights of a share shall be based on a rights transfer deed signed by the transferor and the transferee or their authorized representatives;

2.	a.	The shareholder who wants to transfer a share(s), then he/she is obliged to previously offer it in writing to other shareholders by stating price and requirements of the sale and inform to the Board of Directors in writing of such an offer and within 60 (sixty) days of the offer made, the other shareholders shall state accept or reject the offer,

	b.	If after the expiration of a period of 60 (sixty) days turned out to be offered shares not purchased by other shareholders, the shares can be offered to third parties by stipulation should use terms and conditions (including price) should not be smaller than what has been offered to other shareholders and the sale must be completed within a period of 210 (two hundred and ten) days since the expiry of 60 (sixty) days.

Authorized Translation

- If after the expiration of 210 (two hundred and ten) days does not happen purchase of shares, the shares shall be deemed to have never been offered, and if offered for sale must comply with the procedures for the sale referred to in this paragraph.

	c.	If it turns out because of a rule or regulation or government policy prohibiting shareholders to own or purchase shares on offer, the shareholder is entitled to appoint another party is allowed.

	d.	Transfer provisions referred to in paragraph of this Article shall not apply if the shares will be transferred to an affiliated party.

3.		A transfer of right on shares must obtain approval of General Meeting of Shareholders and the authorized institution, if the statutory regulation requires so.

4.		From the summons day of the General Meeting of Shareholders up to the day of the Meeting, the transfer right on share is not allowed.

Authorized Translation

GENERAL MEETING OF SHAREHOLDERS

Article 8.

1.	General Meeting of Shareholders hereinafter referred to as General Meeting of Shareholders, are:

a.	The Annual General Meeting of Shareholders;

b.	Other General Meetings of Shareholders hereinafter in the Articles of Association referred to as The Extraordinary General Meeting of Shareholders.

2.	The term General Meeting of Shareholders in these Articles of Association refers to both of them, namely the Annual General Meeting of Shareholders and Extraordinary General Meeting of Shareholders, unless clearly stated otherwise.

3.	In the Annual General Meeting of Shareholders:

a.	The Board of Directors shall submit:

- annual report that has been reviewed by the Board of Commissioners in order to obtain the approval of the General Meeting of Shareholders;

- financial report in order to obtain the approval of meeting.

b.	The Company’s profit utilization shall be decided, if the Company gains positive profit balance;

Authorized Translation

c.	The other agendas of the General Meeting of Shareholders which have been proposed accordingly by observing the Articles of Association shall be decided.

4.	The approval of the annual report and legalization of financial report by the Annual General Meeting of Shareholders means giving full settlement and acquittal liability to the members of the Board of Directors and the Board of Commissioners for their management or supervision carried out during the past fiscal year, as long as the actions are reflected in the Annual report and Financial Report.

5.	Extraordinary General Meeting of Shareholders may be held any time as considered necessary to discuss and decide agenda of the meeting, except agenda of the meeting as referred to in paragraph 3 letter a and letter b, by observing statutory regulation and the Articles of Association.

Authorized Translation

PLACE AND SUMMONS AND CHAIRPERSON OF

GENERAL MEETING OF SHAREHOLDERS

Article 9.

1.	The General Meeting of Shareholders shall be held at the Company’s domicile or at the Company’s business center.

2.	General Meeting of Shareholders shall be held by first conducting summons to the shareholders by registered letter and/or by advertisement in newspaper.

3.	Summons shall be held at the latest 14 (fourteen) days prior to the General Meeting of Shareholders without taking into account the date of summons and the date of the General Meeting of Shareholders.

4.	In summon it should be listed agenda, time and place of the General Meeting of Shareholders.

5.	General Meeting of Shareholders shall be chaired by the President Director.

6.	If the President Director is absent or indisposed due to any reason whatsoever not necessarily to be proven to any third party, General Meeting of Shareholders shall be chaired by one of Director appointed by President Director.

7.	If all Directors are absent or indisposed due to any reason whatsoever not necessarily to be proven to any third party, General Meeting of Shareholders shall be chaired by one of the members of the Board of Commissioners.

Authorized Translation

8.	If all members of the Board of Commissioners are absent or indisposed due to any reason whatsoever not necessarily to be proven to any third party, General Meeting of Shareholders shall be chaired by a person nominated by and from those present in the meeting.

QUORUM, VOTING RIGHT AND DECISION OF

GENERAL MEETING OF SHAREHOLDERS

Article 10.

1.	General Meeting of Shareholders may be held if the quorum is required in the presence of the law on Limited Liability Company has been met, as follows:

2.	Voting concerning persons shall be carried out by an unsigned-folded ballot and verbally for other matters, unless chairman of the General Meeting of Shareholders determines otherwise without any objection from the shareholders present in the General Meeting of Shareholders.

3.	Blank votes or illegal votes shall be considered not exist and shall not be counted in determining the total vote cast in the General Meeting of Shareholders.

Authorized Translation

4.	General Meeting of Shareholders may make decisions based on discussion to reach agreement or based on pro vote cast in the General Meeting of Shareholders as determined in Law.

THE BOARD OF DIRECTORS

Article 11.

1.	The Company shall be managed and chaired by a Board of Directors consisting at least 3 (three) members of the Board of Directors, President Director and 1 (one) of Director will be appointed from the candidates nominated by Indonesian shareholders and 1 (one) other Director appointed from candidates nominated by the foreign shareholders.

2.	If there are more than one of Director, then one of them may be nominated as President Director.

3.	Members of Board of Directors shall be appointed by General Meeting of Shareholders for 3 (three) years term without prejudiced to the right of the General Meeting of Shareholders to dismiss them at anytime.

4.	If due to any reason the position of a member or more or all positions of members of Board of Directors are vacant, then within 30 (thirty) days after the vacancy has occurred a General Meeting of Shareholders shall be held to fill such vacancy by observing the provisions of statutory regulations and Articles of Association.

Authorized Translation

5.	If due to any reason all positions of members of Board of Directors are vacant, the Company shall temporarily be managed by a member of Board of Commissioners appointed by the Meeting of Board of Commissioners.

6.	A member of Board of Directors shall be entitled to resign from his/her position by notifying in writing to the Company at the latest 30 (thirty) days before the day of resignation.

7.	The office term of a member of the Board of Directors shall terminate if:

a.	resigning pursuant to the provision of paragraph 6;

b.	no longer meet the requirements of statutory regulations;

c.	passed away;

d.	dismissed based on the decision of General Meeting of Shareholders;

TASKS AND AUTHORITIES OF BOARD OF DIRECTORS

Article 12.

1.	The Board of Directors shall be entitled to represent the Company inside and outside the Court concerning all

Authorized Translation

matters and in all occurrences, to bind the Company to another party and another party to the Company, and to take all actions, either concerning management or ownership, however with limitation that:

a.	Rent or lease (including make changes on the terms and conditions of the existing lease) of fixed and movable assets owned by the company;

b.	Transfer, release of rights or asset guarantees of the Company which is not largely richness of the Company;

c.	to borrow or lend money on behalf of the Company (excluding withdrawal Company’s monies in banks);

d.	Signing contracts or other obligations or perform a transaction or several transactions related to the value of more than USD.10,000 (ten thousand United States Dollars) or equivalent value in other currencies;

e.	Giving corporate guarantees either for the benefit of its subsidiaries or for the benefit of others.

f.	Establish a business or participate in other companies both inside and outside the country;

- shall be upon approval of the Board of Commissioners.

Authorized Translation

2.	a.	The President Director shall be entitled and authorized to act for and on behalf of the Board of Directors and to represent the Company.

	b.	In case the President Director is absent or indisposed due to any reason, which matter is not necessary to be proven to the third party, then one of other members of the Board of Directors shall be entitled and authorized to act for and on behalf of the Board of Directors and to represent the Company.

3.	In case there is only one member of the Board of Directors then all the duties and authorities given to the President Director or other members of the Board of Directors in the Articles of Association shall also apply to him/her.

MEETING OF BOARD OF DIRECTORS

Article 13.

1.	Meeting of Board of Directors may be held at any time when considered necessary by and/or written request from:

a.	one or more member(s) of Board of Directors;

b.	one or more member(s) of Board of Commissioners; or

Authorized Translation

c.	one or more shareholder(s) jointly representing 1/10 (one tenth) or more of the entire shares with voting rights.

2.	The summons of the Meeting of the Board of Directors shall be conducted by the member of the Board of Directors entitled to act for and on behalf of the Board of Directors pursuant to the provision of Article 9 hereof.

3.	The summons of the Meeting of the Board of Directors shall be delivered by registered letter or personally to each member of the Board of Directors by receiving receipt at least 3 (three) days prior to the meeting, without considering the date of summons and the date of meeting.

4.	The summons shall mention the agenda, date, time and place of the meeting.

5.	Meeting of Board of Directors shall be held in the Company’s domicile or Company’s business center.

6.	If all members of the Board of Directors are present or represented, a prior summons is not required and the Meeting may be held anywhere and it is also entitled to make a binding decision.

7.	Meeting of Board of Directors shall be chaired by the President Director, in case the President Director is absent or indisposed, which matter is not necessarily to be proven to the third party, Meeting of Board of Directors shall be chaired by a person appointed by and from those members of the Board of Directors present.

Authorized Translation

8.	A member of the Board of Directors may be represented in the Meeting only by another member of the Board of Directors by virtue of a power of attorney.

9.	Meeting of Board of Directors is legal and entitled to make binding decisions when more than 1/2 (one half) of total members of the Board of Directors are present or represented in the Meeting.

10.	Resolutions of Meeting of Board of Directors must be adopted by deliberation to reach a consensus.

- If meeting fails to make a resolution, the resolution shall be adopted based on pro votes of more than 1/2 (one half) of the votes cast legally in the meeting.

11.	In event of tie votes (pro-vote and contra-vote is equal), the proposal was rejected.

12.	a.	Each member of the Board of Directors present is entitled to cast 1 (one) vote and 1 (one) additional vote for every other member of the Board of Directors represented by him(her).

Authorized Translation

b.	Voting concerning persons shall be carried out by an unsigned-folded ballot, voting on other matters shall be carried out verbally, unless the Chairman of the Meeting determines otherwise without any objection from those present.

c.	Blank votes and illegal votes shall be considered not to cast legally and, therefore, shall be considered not exist and shall not be counted in determining the total vote cast.

13.	The Board of Directors may also make legal decisions without holding a Meeting of the Board of Directors, provided that all members of the Board of Directors have been notified in writing concerning the proposal concerned and all members of the Board of Directors have given their approval on the proposed proposal as proved by the signed written approval. Decisions made in such a manner have the same power as decisions made legally in the meeting of Board of Directors.

BOARD OF COMMISSIONERS

Article 14.

1.	The Board of Commissioners shall consist of 3 (three) Commissioner(s), President Commissioner, and 1 (one) of

Authorized Translation

member of the Board of Commissioners is appointed from candidates nominated by the foreign shareholder and 1 (one) of other member of the Board of Commissioners is appointed from candidates nominated by the Indonesian shareholder.

- If it is appointed more than one member of the Board of Commissioners, then one of them can be appointed as the President Commissioner.

2.	Members of the Board of Commissioners shall be appointed by the General Meeting of Shareholders, respectively for the period of 3 (three) years and without prejudicing to the right of the General Meeting of Shareholders to dismiss them at any time.

3.	If due to whatever reason, the position of a member of the Board of Commissioners is vacant, then within 30 (thirty) calendar days after the vacancy, a General Meeting of Shareholders shall be held for fulfilling that vacancy, by observing the provisions as referred to in paragraph 2 of this article.

4.	When deemed necessary by the Board of Commissioners, the Board of Commissioners may assign one of them as the Representative Commissioner, as referred to in Article

Authorized Translation

120 of Law No. 40 of 2007 with the tasks and authority to supervise the discretion of the management of the Company and advise the Board of Directors, including to provide certain agreements for and on behalf of the Board of Commissioners in accordance with the provisions of the Articles of Association.

5.	A member of the Board of Commissioners shall be entitled to resign from his office by notifying in writing to the company concerning his intention at least 30 (thirty) days in advance prior to his resignation date.

6.	The position of a member of Board of Commissioners terminates if:

a.	he/she resigns pursuant to the provision of paragraph 5;

b.	fails to fulfill the prevailing statutory regulations;

c.	passed away;

d.	dismissed pursuant to resolution of General Meeting of Shareholders.

Authorized Translation

TASKS AND AUTHORITIES OF

THE BOARD OF COMMISSIONERS

Article 15.

1.	The Board of Commissioners at any time within office hour of the Company shall be entitled to enter premises or other places used or controlled by the Company and is entitled to examine all books, letters and other evidence instrument, verify and to match condition of cash money and others and is entitled to know all action already performed by the Board of Directors.

2.	The Board of Directors and each member of the Board of Directors shall be obliged to give explanation concerning all matters inquired by the Board of Commissioners.

3.	If all members of the Board of Directors are suspended and the Company has no members of Board of Directors then the Board of Commissioners shall be obliged to temporarily manage the Company. In this case the Board of Commissioners shall be entitled to give temporary authorizations to one or more between the members of Board of Commissioners on responsible of the Board of Commissioners.

Authorized Translation

4.	In case there is only one Commissioner, then all tasks and authorities given to the President Commissioner or to the other member of Board of Commissioners in this Articles of Association shall also be valid for him/her.

MEETING OF THE BOARD OF COMMISSIONERS

Article 16.

- The provision as mentioned in Article 13 applies on mutatis-mutandis basis for meeting of Board of Commissioners.

WORK PLAN, FISCAL YEAR AND ANNUAL REPORT

Article 17.

1.	The Board of Directors submits work plan that includes annual budget of the Company to the Board of Commissioners to obtain its approval, before the fiscal year starts.

2.	Work Plan as referred to in paragraph 1 must be submitted at the latest 30 (thirty) days before the commencement the next fiscal year.

3.	The fiscal year of the Company shall commence from the 1 (first) of January until the 31 (thirty-first) of December. At the end of December every year, the Company’s accounts are closed. For the first time the Company’s account shall commence on the date of this Deed of Establishment and be closed on 31-12-2009 (the thirty first day of December two thousand and nine).

Authorized Translation

4.	The Board of Directors prepares annual report and makes it available at the Company’s office to be examined by the Shareholders commencing the date of summons of the Annual General Meeting of Shareholders.

PROFIT UTILIZATION AND DIVIDEND APPORTIONMENT

Article 18.

1.	The net profit of the Company in a fiscal year as mentioned in the balance sheet and profit and loss account that have been legalized by the Annual General Meeting of Shareholders and constitute positive balance shall be apportioned according to a utilization procedure determined by the General Meeting of Shareholders.

2.	If the profit and loss account in a year shows a loss that can not be covered with the reserve fund, then the loss shall remain to be recorded and included in the profit and loss account and in the next fiscal year the Company shall be considered not gaining profit as long as the loss recorded and included in the profit and loss account has not yet been covered at all.

Authorized Translation

INTERIM DIVIDEND

Article 19.

1.	By observing the provision in the legislation regulation, the Company may apportion interim dividends before the fiscal year of the company closed.

2.	The apportionment of interim dividends shall be based on the resolution of the Board of Directors after obtaining the approval of the Board of Commissioners.

3.	In case after the closing of the fiscal year it appears that the Company suffers losses, the interim dividends that have been apportioned shall be returned to the Company.

4.	The Board of Directors and Board of Commissioners shall be jointly responsible for the Company’s losses, in case the shareholders fail to return the interim dividends as intended in paragraph 3 of this article.

RESERVE FUND UTILIZATION

Article 20.

1.	Portion of profit provided to reserve fund shall be determined up to the amount of 20% (twenty percent) of total issued and paid up capital shall only be used to cover losses which can not be covered by other reserve funds.

Authorized Translation

2.	If the amount of reserve fund exceeds such an amount of 20% (twenty percent), the General Meeting of Shareholders may determine in order that amount of reserve fund exceeding is used for Company’s interests.

3.	Reserve as referred to in paragraph 1 which are not yet utilized to cover loses and surplus of reserve fund as referred to in paragraph 2 of which the utilization is not yet determined by the Board of Directors shall be managed by the Board of Directors in an appropriate way in the opinion of the Board of Directors under the approval of the Board of Commissioners and by observing the prevailing statutory regulations.

CLOSING REGULATIONS

Article 21.

- All matters that are not or insufficiently regulated in these Articles of Association will be determined by the General Meeting of Shareholders.

- Finally, the appearers acting in his capacity as aforesaid declared that:

1.	For the first time it has been retrieved and fully paid in cash through the Company’s account, by the founders:

Authorized Translation

a.	The said OLIO RESOURCHES Sdn, Bhd, in amount of 60.000 (sixty thousand) shares with total nominal value of Rp.705.600.000,- seven hundred five million six hundred thousand Rupiah (USD.60.000,00 sixty thousand United States Dollars)

b.	the said Mr. TESSAR RIFIANTO, in amount of 40.000 (forty thousand) shares with total nominal value of Rp.470.400.000,- four hundred seventy million four hundred thousand Rupiah (USD.40.000,00 forty thousand United States Dollars);

Authorized Translation

- So that totally 100.000 (one hundred thousand) shares with total nominal value of Rp.1.176.000.000,- one billion one hundred seventy six million Rupiah (USD.100.000,00 one hundred thousand United States Dollars).

2.	Deviating from the provision in Article 11 and Article 14 of these Articles of Association concerning the procedures of appointment of members of Board of Directors and Board of Commissioners, it has been appointed as:

-President Director	:	Mr. TESSAR RIFIANTO, born in Balikpapan, dated 19-11-1983 (the nineteenth day of November nineteen and eighty three), private-person, Indonesian Citizen, residing in Depok, Jalan Sakura number 445 A Blok F, Neighborhood Association 005, Citizenship Association 015, Cinere Sub- District, Limo District, holder of Identity Card number 3276041911830002;

Authorized Translation

-Director	:	Mr. FAREH ISHRAF BIN MD HANIPAH, born in Johor, dated 23-10-1972 (the twenty third day of October nineteen and seventy two), private person, Malaysian Citizen, residing in Malaysia, number 41 USJ 17/3B Subang Jaya, Selangor, holder of passport number A19867820;

-Director	:	Miss ANGGRAINI PROVITASARI, born in Semarang, dated 14-7-1979 (the fourteenth day of July nineteen and seventy nine), private-person, Indonesian Citizen, residing in Bekasi, Kampong Pondok Benda, Neighborhood Association 007, Citizenship Association 002, Jatirasa Sub-District, Jatiasih District, holder of Identity Card number 3276095407780020;

Authorized Translation

- President Commissioner	:	Mr. RAMLI BIN MD NOR, born in Negeri Sembilan, dated 1-1-1958 (the first day of January nineteen and fifty eight), private person, Malaysian Citizen, residing in Malaysia, number 48 Jalan U1/13A Seksyen U1 Glenmarie Residents, Shah Alam, Selangor, holder of passport number A10694127;

- Commissioner	:	Mr. ABD KARIM BIN JONIT, born in Negeri Sembilan, dated 5-4-1947 (the fifth day of April nineteen and forty seven), private person, Malaysian Citizen, residing in Malaysia, Lot 7221 Jalan Delima Taman Setia, Gombak, Kuala Lumpur, holder of passport number A19752426;

Authorized Translation

- Commissioner	:	Mr. RIO STEFIAN, born in Rumbai, dated 20-1-1982 (the twentieth day of January nineteen and eighty two), private-person, Indonesian Citizen, residing in Depok, Jalan Sakura Blok F number 445 A, Neighborhood Association 005, Citizenship Association 015, Cinere Sub- District, Limo District, holder of Identity Card number 3276042001820003;

- The said appointment of members of Board of Directors and Board of Commissioners has been accepted by the persons concerned.

- The Board of Directors and/or proxies, either jointly or individually with the right to delegate this power to any third party that are authorized to apply for legalization on these Articles of Association from the authorized institutions and to make amendment and/or additions in any form whatsoever as may be necessary for obtaining such a legalization, and to submit and sign any and all applications and other documents, to choose legal domicile and to take any other acts which may be required.

Authorized Translation

- This deed is completed at 12.15 WIB (twelve past fifteen minutes Western Indonesia Time).

IN WITNESS WHEREOF

- This deed was made and completed as minutes in Jakarta, on the day and date as mentioned at the preamble of this deed in the presence of:

1.	EDI SUSANTO, born in Wates, dated 15-3-1983 (the fifteenth day of March nineteen eighty three), residing in South Jakarta, Komplek BBD Block AI, Neighborhood Association 004, Citizenship Association 003, Ciganjur Sub-District, Jagakarsa District, the holder of Identity Card number 09.5309.150383.0249;

2.	KUSDARYONO, born in Jakarta, dated 21-12-1972 (the twenty first day of December nineteen seventy two), residing in South Jakarta, Asem II/10, Neighborhood Association 011, Citizenship Association 005, Cipete Selatan Sub-District, Cilandak District, the holder of Identity Card number 09.5306.211272.0305;

both are the employees at the Notary Office.

Authorized Translation

- Immediately after this deed has been read out by me, Notary, to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.

- Executed without addition, without deletion and without substitution.

- Original of this deed has been duly signed accordingly.

- GIVEN AS COPY WITH THE SAME CONTENT.

Signed and stamped

above seal

Authorized Translation

Authorized Translation

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN

LIEU OF EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS

PT. OLIO ENERGY INDONESIA

Number: 68.-

- On this day, Friday, dated 29-10-2010 (the twenty ninth day of October two thousand and ten).

- At 14.30 WIB (fourteen past thirty minutes Western Indonesia Time).

- Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known to me, Notary and whose names will be mentioned by the end of this deed:

- Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta, on 11-10-1972 (the eleventh day of October nineteen seventy two), Advocate and Legal Counsel of HADROMI & PARTNERS Law Firm having office in Jakarta, Setiabudi Atrium 2nd Floor, Suite 209A, Jalan H.R. Rasuna Said Kavling 62, South Jakarta, Indonesian Citizen, holder of Identity Card Number: 09.5302.111072.7024;

- according to his statement in this matter acting by virtue of power of attorney as mentioned in the UNANIMOUS WRITTEN

1

Authorized Translation

RESOLUTION OF SHAREHOLDERS OF PT. OLIO ENERGY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS privately made on 18-10-2010 (the eighteenth day of October two thousand and ten), in which its original is attached to the minute of this deed, as the proxy of and therefore for and on behalf of PT. OLIO ENERGY INDONESIA, a limited liability company, domiciled in South Jakarta, in which the Articles of Association is attached to the deed dated 20-04-2009 (the twentieth day of April two thousand and nine) Number: 4 and has obtained the approval of the Minister of Law and Human Rights of Republic of Indonesia in his Decree dated 11-06-2009 (the eleventh day of June two thousand and nine) Number: AHU-25562.AH.01.01.Tahun 2009, thereafter amended by deed dated 10-11-2009 (the tenth day of November two thousand and nine) Number: 2, and has obtained the approval of the Minister of Law and Human Rights of Republic of Indonesia in his Decree dated 18-11-2009 (the eighteenth day of November two thousand and nine) Number: AHU-56166.AH.01.02.Tahun 2009, in which both of the said deeds were drawn up before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in South Jakarta Municipality;

-(hereinafter referred to as the Company);

2

Authorized Translation

- The appearer acting as aforesaid, declared:

- Whereas according to the provision of Article 91 Law Number 40 Year 2007 (two thousand and seven) on Limited Liability Company (UUPT), shareholders may also make binding decisions outside General Meeting of Shareholders provided that all shareholders with voting rights agree in writing by signing the proposal concerned.

- Whereas based on Article 91 of UUPT, decisions made in such a manner shall have equal power as those legally made in a General Meeting of Shareholders.

- Whereas at the present the authorized capital of the Company is Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$.435,280.00 (four hundred and thirty five thousand two hundred and eighty United States Dollars) and of the said amount only Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars) which has been placed in and paid up to the Company by the shareholders, consisting of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.11.760,- (eleven thousand seven hundred and sixty Rupiah) per share;

3

Authorized Translation

- Whereas the shareholders of the Company are:

1.	OLIO RESOURCES SDN.BHD., the holder of 65.292 (sixty five thousand two hundred and ninety two) shares in the Company;

2.	Mr. TESSAR RIFIANTO, the holder of 43.528 (forty three thousand five hundred and twenty eight) shares in the Company;

- Whereas the shareholders have given their approval in writing concerning the amendment as mentioned below;

- Whereas the shareholders agree to decide the matters below and agree to exercise such decisions in accordance with the provision of Article 91 of UUPT as aforesaid thus the shareholders gave their approval in writing as follows:

1.	To approve the sale and transfer of 65.292 (sixty five thousand two hundred and ninety two) shares in the Company amounting to Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) or equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars) from OLIO RESOURCES SDN.BHD. to the VANTAGE HOLDINGS CAYMANS.

4

Authorized Translation

2.	To approve the amendment of Article 21 paragraph (1) of the Articles of Association of the Company from:

CLOSING REGULATION

ARTICLE 21

1.	Of the said authorized capital it has been paid up and retrieved by shareholders as follows:

a.	The said OLIO RESOURCES SDN.BHD., in amount of 65.292 (sixty five thousand two hundred and ninety two) shares with nominal value of Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) which equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars);

b.

The said Mr. TESSAR RIFIANTO, in amount of 43.528 (forty three thousand five hundred and twenty eight) shares with nominal value of Rp.511.889.280,- (five hundred and eleven million eight hundred and eighty nine thousand two

5

Authorized Translation

hundred and eighty Rupiah) which equivalent to US$.43,528.00 (forty three thousand five hundred and twenty eight United States Dollars);

- Thus the total is in amount of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);

To become:

CLOSING REGULATION

ARTICLE 21

1.	Of the said authorized capital has been paid up and retrieved by shareholders as follows:

a.	The said VANTAGE HOLDINGS CAYMANS, in amount of 65.292 (sixty five thousand two hundred and ninety two) shares with nominal value of Rp.767.833.920,- (seven hundred and sixty seven million eight hundred and thirty three thousand nine hundred and twenty Rupiah) which equivalent to US$.65,292.00 (sixty five thousand two hundred and ninety two United States Dollars);

6

Authorized Translation

b.	The said Mr. TESSAR RIFIANTO, in amount of 43.528 (forty three thousand five hundred and twenty eight) shares with nominal value of Rp.511.889.280,- (five hundred and eleven million eight hundred and eighty nine thousand two hundred and eighty Rupiah) which equivalent to US$.43,528.00 (forty three thousand five hundred and twenty eight United States Dollars);

- Thus the total is in amount of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);

3.	To approve the change of the Company’s name from PT. OLIO ENERGY INDONESIA into PT. VANTAGE DRILLING COMPANY INDONESIA and for the said purpose to amend the provision of Article 1 paragraph 1 of the Articles of Association of the Company from:

7

Authorized Translation

NAME AND DOMICILE

Article 1

1.	This Limited Liability Company shall be named: PT. OLIO ENERGY INDONESIA (hereinafter in this Articles of Association sufficiently referred to as the Company), domiciled in South Jakarta Municipality.

To become:

NAME AND DOMICILE

Article 1

1.	This Limited Liability Company shall be named: PT. VANTAGE DRILLING COMPANY INDONESIA (hereinafter in this Articles of Association sufficiently referred to as the Company), domiciled in South Jakarta Municipality.

4.

To authorize the said Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to draw up such written resolution into a Notary deed and further to appear before the Notary to draw up and sign such written resolution as a valid deed, to appear before competent officials, to obtain the approval of the Ministry of Law and Human Rights and to obtain the amendment of the Company

8

Authorized Translation

Registration Certificate in the Ministry of Trading of the Republic of Indonesia, and is therefore entitled to explain and to draw up or acquired to draw up and to supplement into the Articles of Association of the Company, letters, deeds, registrations and other legal documents relating to such Written Resolution and to take all necessary actions.

- Finally, the appearer acting as aforesaid declared:

- hereby guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof;

- if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;

9

Authorized Translation

- if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception;

- upon the pronouncement of this deed the appearer is responsible for the contents hereof;

- if in the issuance of the copy/excerpt/quotation of this minute of deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute of deed (the authentic deed).

- The appearer is known to me, Notary.

- From the aforesaid:

IN WITNESS HEREOF

- Drawn up as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of:

1.	Mrs. NURHAYATI, Sarjana Hukum, born in Jakarta, on 22-05-1981 (the twenty second day of May nineteen eighty one), Indonesian Citizen, residing in Kampung Kramat,

10

Authorized Translation

Neighborhood Association 004, Citizenship Association 015, Cililitan Sub-District, Kramat Jati District, East Jakarta Municipality, holder of Identity Card Number: 09.5405.620581.0023;

2.	Mrs. WIDIHASTUTI, born in Jakarta, on 12-01-1975 (the twelfth day of January nineteen seventy five), Indonesian Citizen, residing in Cijantung, Neighborhood Association 001, Citizenship Association 007, Cijantung Sub-District, Pasar Rebo District, East Jakarta Municipality, holder of Identity Card Number: 09.5406.520175.0271;

- Both are Notary Office employees, as witnesses.

- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.

- Executed with one amendment namely due to one deletion with substitution.

- This minute has been duly signed accordingly.

11

Authorized Translation

- Given as copy with the same content.

Notary in Jakarta

Signed and stamped above seal

HESTI SULISTIATI BIMASTO, SH

12

Authorized Translation

Authorized Translation

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN

LIEU OF EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS

PT. VANTAGE DRILLING COMPANY INDONESIA

Number: 7.-

- On this day, Friday, dated 06-05-2011 (the sixth day of May two thousand and eleven).

- At 09.00 WIB (nine Western Indonesia Time).

- Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known to me, Notary and whose names will be mentioned by the end of this deed:

- Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta, on 11-10-1972 (the eleventh day of October nineteen seventy two), Advocate and Legal Counsel of HADROMI & PARTNERS Law Firm having office in Jakarta, Setiabudi Atrium 2nd Floor, Suite 209A, Jalan H.R. Rasuna Said Kavling 62, South Jakarta, Indonesian Citizen, holder of Identity Card Number: 09.5302.111072.7024;

1

Authorized Translation

- according to his statement in this matter acting by virtue of power of attorney as mentioned in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT. VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS privately made on 29-04-2011 (the twenty ninth day of April two thousand and eleven), in which its original is attached to the minute of this deed, as the proxy of and therefore for and on behalf of PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company, domiciled in South Jakarta, in which the Articles of Association together with the amendments further are as contained in:

- deed dated 20-04-2009 (the twentieth day of April two thousand and nine) Number: 4, and has obtained approved by the Minister of Law and Human Rights of the Republic of Indonesia as stated in his Decree dated 11-06-2009 (the eleventh day of June two thousand and nine) number: AHU-25562.AH.01.01.Year 2009;-

- deed dated 10-11-2009 (the tenth day of November two thousand and nine) Number: 2, and has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia by virtue of his Decree dated 18-11-2009 (the eighteenth day of November two thousand and nine) No. AHU- 56166.AH.01.02.Year 2009;

- both deeds are drawn up before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in South Jakarta Municipality;

2

Authorized Translation

- deed dated 29-10-2010 (the twenty ninth day of October two thousand and ten), No. 68, and has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia in his decree dated 02-11-2010 (the second day of November two thousand and ten) Number: AHU-51345AH.01.02.Year 2010;

- and the last amended by the deed dated 23-12-2010 (the twenty-third day of December two thousand and ten) No. 36, in which the notice of the amendment has been received and recorded in the database of Sisminbakum of the Ministry of Law and Human Rights of the Republic of Indonesia as defined in its letter dated 10-01-2011 (the tenth day of January two thousand and eleven) Number: AHU-AH.01.10-00784;

- both deeds are drawn up before me, Notary;

- (hereinafter referred to as the Company);

- The appearer acting as aforesaid, declared:

- Whereas according to the provision of Article 91 Law Number 40 Year 2007 (two thousand and seven) on Limited Liability Company (UUPT), shareholders may also make binding decisions outside General Meeting of Shareholders provided that all shareholders with voting rights agree in writing by signing the proposal concerned.

3

Authorized Translation

- Whereas based on Article 91 of UUPT, decisions made in such a manner shall have equal power as those legally made in a General Meeting of Shareholders.

- Whereas at the present the authorized capital of the Company is Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$.435,280.00 (four hundred and thirty five thousand two hundred and eighty United States Dollars) and of the said amount only Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars) which has been issued and paid up to the Company by the shareholders, consisting of 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.11.760,- (eleven thousand seven hundred and sixty Rupiah) per share;

- Whereas the shareholders of the Company are:

1.	VANTAGE HOLDINGS CAYMANS, the holder of 103.379 (one hundred and three thousand three hundred and seventy nine) shares in the Company;

4

Authorized Translation

2.	Mr. TESSAR RIFIANTO, the holder of 5.441 (five thousand four hundred and forty one) shares in the Company;

- Whereas the shareholders have given their approval in writing concerning the amendment as mentioned below;

- Whereas the shareholders agree to decide the matters below and agree to exercise such decisions in accordance with the provision of Article 91 of UUPT as aforesaid thus the shareholders gave their written approval:

1.	To approve the amendment of the Company’s business activities stated in Article 3 of the Articles of Association that previously:

PURPOSES AND OBJECTIVES AS WELL AS

BUSINESS ACTIVITIES

ARTICLE 3

1.	The purposes and objectives of the Company are to run business in the field of trade and services except the legal and taxation services.

2.	For achieving the purposes and objectives as mentioned above the Company may carry out the following activities:

a.	Running business in import and export trade as well as acting as a distributor, agent and as representative from other agencies or companies, both local and international, especially the trade on oil and mining support equipment and offshore gas equipment (rigs);

5

Authorized Translation

b.	Running business in services, namely consultancy services in the field of oil and gas mining, including exploration and mining technology both general and specific, human resource empowerment, non construction services, technical inspection, except for services in the field of law and tax.

TO BECOME: -

PURPOSE AND OBJECTIVES AS WELL AS

BUSINESS ACTIVITIES

ARTICLE 3

1.	The purpose and objectives of the Company are to run business in the field of services sector of petroleum mining.

2.	For achieving the above purpose and objectives, the Company may conduct business activities of offshore oil drilling services.

6

Authorized Translation

2.	To approve the increase of the Company’s authorized capital from Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred ninety two thousand and eight hundred Rupiah) or equivalent to US$.435.280 (four hundred thirty-five thousand and two hundred and eighty United States Dollars) to become Rp.11.760.000.000,- (eleven billion seven hundred and sixty million Rupiah) or equivalent to US$.1.000.000 (one million United States Dollars).

3.	To approve the increase of the Company’s issued and paid up capital of Rp.1.279.723.200,- (one billion two hundred and seventy-nine million seven hundred and twenty three thousand and two hundred Rupiah) or equivalent to US$.108.820 (one hundred and eight thousand eight hundred and twenty United States Dollars) which are divided into 108.820 (one hundred and eighty thousand eight hundred and twenty) shares to be Rp.2.940.000.000,- (two billion nine hundred and forty million Rupiah) or equivalent to US$.250.000 (two hundred and fifty thousand United States Dollars) or numbering 250.000 (two hundred and fifty thousand) shares.

4.	In relation to points 1 and 2 above, to approve amendments to the Articles of Association as follows:

7

Authorized Translation

Article 4, paragraphs 1 and 2:

SHARES

Article 4

1.	The Company’s authorized capital shall amount to Rp.5.118.892.800,- (five billion one hundred and eighteen million eight hundred and ninety two thousand eight hundred Rupiah) or equivalent to US$.435.280 (four hundred and thirty-five thousand two hundred and eighty United States Dollars) divided into 435.280 (four hundred and thirty-five thousand two hundred and eighty) shares, each share with the nominal value of Rp.11.760,- (eleven thousand seven hundred and six twenty Rupiah) equivalent to US$.1 (one United States Dollar).

2.	From the said authorized capital, it has been paid up and issued in amount of 25% (twenty five percent) or Rp.1.279.723.200,- (one billion two hundred and seventy-nine million seven hundred and twenty three thousand two hundred Rupiah) or equivalent to US$.108.820 (one hundred and eight thousand eight hundred and twenty United States Dollars) by the shareholders who have subscribed the shares with the details of shares and par values as mentioned at the end of the deed.

8

Authorized Translation

To become:

SHARES

ARTICLE 4

1.	The Company’s authorized capital shall amount to Rp.11.760.000.000,- (eleven billion seven hundred and sixty million Rupiah) or equivalent to US$.1.000.000 (one million United States Dollars) divided into 1.000.000 (one million) shares each share with the nominal value of Rp.11.760,- (eleven thousand seven hundred and six twenty Rupiah) equivalent to US$.1 (one United States Dollar).

2.	From the said authorized capital, it has been paid up and issued in the amount of Rp.2.940.000.000,- (two billion nine hundred and forty million Rupiah) or equivalent to US$.250.000 (two hundred and fifty thousand United States Dollars) by the shareholders who have subscribed the shares with the details as well as the nominal value of shares as stated at the end of this deed.

9

Authorized Translation

Article 21 paragraph 1 from:

CLOSING REGULATION

Article 21

- From the said authorized capital, it has been paid up and issued by shareholders as follows:

a.	The said VANTAGE HOLDINGS CAYMANS, in amount of 103.379 (one hundred and three thousand three hundred and seventy nine) shares with nominal value of Rp.1.215.737.040,- (one billion two hundred and fifteen million seven hundred and thirty seven thousand forty Rupiah) which equivalent to US$.103,379.00 (one hundred and three thousand three hundred and seventy nine United States Dollars);

b.	The said Mr. TESSAR RIFIANTO, in amount of 5.441 (five thousand four hundred and forty one) shares with nominal value of Rp.63.986.160,- (sixty three million nine hundred and eighty six thousand one hundred and sixty Rupiah) which equivalent to US$.5,441.00 (five thousand four hundred and forty one United States Dollars);

- Thus the total is amounting to 108.820 (one hundred and eight thousand eight hundred and twenty) shares with nominal value of Rp.1.279.723.200,- (one billion two hundred and seventy nine million seven hundred and twenty three thousand two hundred Rupiah) which equivalent to US$.108,820.00 (one hundred and eight thousand eight hundred and twenty United States Dollars);

10

Authorized Translation

To become:

CLOSING REGULATION

ARTICLE 21

- From the said authorized capital, it has been paid up and issued by shareholders as follows:

a.	The said VANTAGE HOLDINGS CAYMANS, in amount of 237.500 (two hundred and thirty seven thousand five hundred) shares with nominal value of Rp.2.793.000.000,- (two billion seven hundred and ninety three million Rupiah) which equivalent to US$.237,500 (two hundred and thirty seven thousand five hundred United States Dollars);

b.	The said Mr. TESSAR RIFIANTO, in amount of 12.500 (twelve thousand and five hundred) shares with nominal value of Rp.147.000.000,- (one hundred and forty seven million Rupiah) which equivalent to US$.12,500 (twelve thousand and five hundred United States Dollars);

11

Authorized Translation

- Thus the total is amounting to 250.000 (two hundred and fifty thousand) shares with nominal value of Rp.2.940.000.000,- (two billion nine hundred and forty million Rupiah) which equivalent to US$.250,000 (two hundred and fifty thousand United States Dollars);

5.	To authorize the said Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to draw up such written resolution into a Notary deed and further to appear before the Notary to draw up and sign such written resolution as a valid deed, to appear before competent officials, to obtain the approval of the Ministry of Law and Human Rights and to obtain the amendment of the Company Registration Certificate in the Ministry of Trading of the Republic of Indonesia, and is therefore entitled to explain and to draw up or acquired to draw up and to supplement into the Articles of Association of the Company, letters, deeds, registrations and other legal documents relating to such Written Resolution and to take all necessary actions.

- Finally, the appearer acting as aforesaid declared:

- hereby guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof;

12

Authorized Translation

- if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;

- if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception;

- upon the pronouncement of this deed the appearer is responsible for the contents hereof;

- if in the issuance of the copy/excerpt/quotation of this deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute (the authentic deed).

13

Authorized Translation

- The appearer is known to me, Notary.

- From the aforesaid:

IN WITNESS HEREOF

- Drawn up as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of:

1.	Mrs. NURHAYATI, Sarjana Hukum, born in Jakarta, on 22-05-1981 (the twenty second day of May nineteen eighty one), Indonesian Citizen, residing in Kampung Kramat, Neighborhood Association 004, Citizenship Association 015, Cililitan Sub-District, Kramat Jati District, East Jakarta Municipality, holder of Identity Card Number: 09.5405.620581.0023;

2.	Mrs. WIDIHASTUTI, born in Jakarta, on 12-01-1975 (the twelfth day of January nineteen seventy five), Indonesian Citizen, residing in Cijantung, Neighborhood Association 001, Citizenship Association 007, Cijantung Sub-District, Pasar Rebo District, East Jakarta Municipality, holder of Identity Card Number: 3175055201750005;

14

Authorized Translation

- Both are Notary Office employees, as witnesses.

- Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary.

- Executed without amendment.

- This minute has been duly signed.

- Given as copy with the same content.

Notary in Jakarta

Signed and stamped

above seal

HESTI SULISTIATl BIMASTO, SH

15

MINISTRY OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA DIRECTORATE GENERAL OF GENERAL LAW ADMINISTRATIONS JI. HR. Rasuna Said Kav. 6-7 Kuningan—Jakarta Selatan Phone: (021) 5202387 ? Hunting Number : AHU-AH.01.03-0002426 Attach. : Subject : Acceptance of Notification on Change of Article of Association of PT. VANTAGE DRILLING COMPANY INDONESIA To Notary Hesti Sulistiati Bimasto, SH. Kindo Square Blok C3 ? C4 Jl. Raya Duren Tiga No.101 Jakarta 12760 ? Indonesia South Jakarta Municipality In accordance with the data in the Entry format changes stored in the Administration System of Legal Entities according to the Notarial Deed Number 1669, dated 08 January 2016 drawn before Notary Hesti Sulistiati Bimasto, SH., having its domicile in SOUTH JAKARTA MUNICIPALITY, together with the complementary documents, received on 13 January 2016, concerning the change of Article 5, PT. VANTAGE DRILLING COMPANY INDONESIA, domiciled in SOUTH JAKARTA MUNICIPALITY, has been received and recorded in the Administration System of Legal Entities. Published in Jakarta, Dated 13 January 2016 O/b. of THE MINISTER OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA DIRECTOR GENERAL OF GENERAL LAW ADMINISTRATION [Signed] DR. AIDIR AMIN DAUD, SH., M.H NIP. 19581120 198810 1 001 Printed on 13 January 2016 Company?s Register Number AHU-0004098.AH.01.11.Year 2016 Dated 13 January 2016

THIS MINISTER DECREE IS PRINTED FROM SABH [Signed and stamped above seal] HESTI SULISTIATI BIMASTO, SH Notary in Jakarta

HESTI SULISTIATI BIMASTO, SH N O T A R Y Decree of Minister of Justice and Human Rights of Republic of Indonesia No. C-561.HT.03.02. Th-2003 Dated: 22 October 2003 DEED: UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS “PT. VANTAGE DRILLING COMPANY INDONESIA? DATE: 8 January 2016 NUMBER: 1669 RUKAN KINDO SQUARE Blok C3-C4, Jl. Raya Duren Tiga No. 101 Jakarta 12760 Phone : (021) 7919 9066 Fax : (021) 798 7680 Email: hestinotaris@yahoo.co.id

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS PT. VANTAGE DRILLING COMPANY INDONESIA Number : 1669.- -On this day, Friday, dated 08-01-2016 (the eighth day of January two thousand and sixteen). -At 16.30 WIB (sixteen thirty Western Indonesia Time). -Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed; -Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta on 11-10-1972 (the eleventh day of October nineteen seventy-two), Advocate and Legal Consultant at HADROMI & PARTNERS Law Firm, domiciled at Jakarta, Setiabudi Atrium, 4th floor, Suite 404-405, Jalan H.R. Rasuna Said, Kavling 62, South Jakarta, Indonesian Citizen, holder National Identity Card No: 3174021110720003; -according to his statement in this case acting based on the power of attorney as contained in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS dated 07-01-2016 (the seventh day of January two thousand and sixteen), drawn and its original attached to this deed, acting as the authorized from and therefore, for and on behalf of PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company, domiciled in South Jakarta Municipality, in which its Articles of Association is pursuant to Deed dated 20-04-2009 (the twentieth day of April two thousand and nine) number: 4 and has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 11-06-2009 (the eleventh day of June two thousand and nine) number: AHU-25562.AH.01.01.Year 2009, amended under deed dated 10-11-2009 (the tenth day of November two thousand and nine) number: 2, which deed has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 18-11-2009 (the eighteenth day of November two thousand and nine) number: AHU-56166.AH.01.02.Tahun 2009, both deed have been drawn before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, then amended under deed dated 29-10-2010 (the twenty-nine day of October two thousand and ten) number: 68, which deed has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 02-11-2010 (the second day of November two thousand and ten) number: AHU-51345.AH.01.02.Year 2010 and the notification has been accepted and recorded in the database of the Administration System of

Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of acceptance of notification dated 02- 12-2010 (the second day of December two thousand and ten) number: AHU-AH.01.10.30948, amended under deed dated 23-12-2010 (the twenty-third day of December two thousand and ten) number: 36 which the notification has been accepted and recorded in the database of the Administration System of Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of acceptance of notification dated 10-01-2011 (the tenth day of January two thousand and eleven) number: AHU-AH.01.10-00784, amended under deed dated 06-05-2011 (the sixth day of May two thousand and eleven) number: 7 which has obtained approval from the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 20- 09-2011 (the twentieth day of September two thousand and eleven) number: AHU-45836.AH.01.02.Year 2011, all three deeds have been drawn before me, Notary, and then amended again under deed dated 02- 11-2011 (the second day of November two thousand and eleven) number: 1, drawn before Notary TITUT ROSAWATI, Sarjana Hukum, Magister Kenotariatan and the deed of which has obtained approval from the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 21-11-2011 (the twenty first day of November two thousand and eleven) number: AHU-56699.AH.01.02.Year

2011, amended under deed dated 03-12-2012 (the third day of December two thousand and twelve) number : 53 which the notification has been accepted and recorded in the database of the Administration System of Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification dated 14-01-2013 (the fourteenth day of January two thousand and thirteen) number : AHU-AH.01.10-00650, amended under deed dated 03-12-2013 (the third day of December two thousand and thirteen) number : 682 which the notification has been accepted and recorded in the database of the Administration System of Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification dated 13-01-2014 (the thirteenth day of January two thousand and fourteen) number : AHU-AH.01.10-01457, amended under deed dated 26-02-2014 (the twenty sixth day of February two thousand and fourteen) number : 3699 which the notification has been accepted and recorded in the database of the Administration System of Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the letter of acceptance of notification dated 02-04-2014 (the second day of April two thousand and fourteen) number : AHU-AH.01.10-13935, then amended under deed dated 03-12-2014 (the third day of December two thousand and fourteen) number : 323 which the notification has been accepted and recorded in the database of the Administration System of Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the letter of acceptance of notification dated 23-12-2014 (the twenty third day of December two thousand and fourteen) number : AHU-48812.40.22.2014, and lastly amended under deed dated 06-04-2015 (the sixth day of April two thousand and fifteen) number : 1079 which the notification has been accepted and recorded in the database of the Administration System of Legal Entities of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the letter of acceptance of notification dated 21-04-2015 (the twenty first day of April two thousand and fifteen) number : AHU-AH.01.03-0926130, all the five deeds have been drawn before me, Notary; (hereinafter referred to as the “Company”). -The appeared in his capacity aforesaid firstly declared as follows: -Whereas based on the provisions of Article 91 of Law Number 40 Year 2007 (two thousand and seven) concerning Limited Liability Companies (?Company Law?), the shareholders can also take legitimate decisions without conducting the General Meeting of Shareholders provided that all shareholders have been notified in writing and all shareholders have given the written consent;

-Whereas based on Article 91 of the Company Law the decision taken in such way shall have the same power with the lawful decision taken by the General Meeting of the Shareholders. -Whereas the authorized capital of the Company is currently Rp. 24.696.000.000,- (twenty four billion six hundred and ninety six million Rupiah) or equal to US$ 2,100,000.00 (two million one hundred thousand United States Dollars), that has been issued and paid up to the Company by the Shareholders in amount of Rp. 15.876.000.000,- (fifteen billion eight hundred and seventy six million Rupiah) or equal to US$ 1,350,000.00 (one million three hundred and fifty thousand United States Dollars), comprising of 1.350.000 (one million three hundred and fifty thousand) shares having a value of Rp. 11.760,- (eleven thousand seven hundred and sixty Rupiah) per share; -Whereas the Shareholders of the Company are as follows: a. OFFSHORE GROUP INVESTMENT LIMITED, as the holder and owner of 1.282.500 (one million two hundred and eighty two thousand five hundred) shares in the Company; b. Mr. TESSAR RIFIANTO, as the holder of 67.500 (sixty seven thousand five hundred) shares in the Company; -Whereas the shareholders have given their approval in writing concerning the resolution as mentioned below;

-Whereas the shareholders agree to decide the matters below and agree to exercise such decisions in accordance with the prevision of Article 91 as aforesaid thus the shareholders gave their approval in writing as follows: 1. To Approve the inclusion of a new paragraph in Article 5 of the Articles of Association of the Company regarding Shares; With respect to the above, the new provision of the Article 5 Paragraph (9) of the Articles of Association of the Company states as follows: SHARESArticle 59. The Company shall not issue any non-voting equity securities. 2. To grant a power of attorney with the right of substitution to Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS LAW FIRM, to have this Unanimous Written Resolution drawn up into a Notarial deed and, further, to appear before a Notary to have this written resolution drawn up and executed as an official deed. -Finally the appearer as aforesaid hereby stating guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me,

Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof; —if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer;—if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception;—upon the pronouncement of this deed the appearer is responsible for the contents hereof;—if in the issuance of the copy/excerpt/quotation of this minute of deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute of deed (the authentic deed). —The appearer is known to me, Notary.

- From the aforesaid, drawn up: ——————————————— IN WITNESS HEREOF ———————————— as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of: 1. Mr. HASBI AMRILAH, Sarjana Hukum, born in Bandung, on 31-12-1986 (the thirty first day of December nineteen eighty six), Indonesian Citizen, private employee, residing in Perumahan Duren Mekar Residences nomor 13B, Rukun Tetangga 004, Rukun Warga 001, Sub-District of Duren Mekar, District of Bojongsari, Depok City, holder of National Identity Card Number: 3174053128600014; 2. Ms. ALISSA ANASTIANI, born in Jakarta, on 26-01-1993 (the twenty sixth day of January nineteen ninty three), Indonesian Citizen, private employee, residing at Batu Ampar, Rukun Tetangga 001, Rukun Warga 003, Sub-District of Batu Ampar, District of Kramat Jati, East Jakarta Municipality, holder of National Identity Card Number: 3175046601930003; —Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary. —Executed without amendment. —This minute has been duly signed accordingly. —Given as copy with the same content.

Notary in Jakarta Signed and stamped above seal HESTI SULISTIATI BIMASTO, SH

MINISTRY OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA
DIRECTORATE GENERAL OF GENERAL LAW ADMINISTRATIONS
Jl. HR. Rasuna Said Kav. 6-7 Kuningan - Jakarta Selatan
Phone: (021) 5202387 – Hunting

Number : AHU-AH.01.03-0121223
Attach. :
Subject : Acceptance of Notification on Company Data Change of **PT. VANTAGE DRILLING COMPANY INDONESIA**

To
Notary Hesti Sulistiati Bimasto, SH.
Kindo Square Blok C3 – C4 Jl. Raya Duren Tiga No.101
Jakarta 12760 – Indonesia
South Jakarta Municipality

In accordance with the data in the Entry Format Changes stored in the Administration System of Legal Entities and copy of Notarial Deed Number 3671, dated 14 March 2018 drawn before by Notary Hesti Sulistiati Bimasto, SH., having its domicile in SOUTH JAKARTA MUNICIPALITY, concerning change of Board of Directors and Board of Commissioner, **PT. VANTAGE DRILLING COMPANY INDONESIA,** domiciled in SOUTH JAKARTA MUNICIPALITY, has been received and recorded in the Administration System of Legal Entities.

Published in Jakarta, Dated 23 March 2018.
O/b. of THE MINISTER OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA
DIRECTOR GENERAL OF GENERAL LAW ADMINISTRATIONS

[Signed]
Cahyo Rahadian Muzhar, SH., LLM.
NIP. 19690918 199403 1 001

PRINTED ON 23 MARCH 2018
COMPANY REGISTER NUMBER AHU-0041253.AH.01.11.YEAR 2018 DATED 23 MARCH 2018
This notification is only a statement, not a product of the State Administration

THIS MINISTER DECREE IS PRINTED FROM SABH [Signed and stamped above seal] HESTI SULISTIATI BIMASTO, SH Notary in Jakarta

HESTI SULISTIATI BIMASTO, SH N O T A R Y Decree of Minister of Law and Human Rights of Republic of Indonesia No. C-561.HT.03.02. Th 2003 Dated: 22 October 2003 UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS PT. VANTAGE DRILLING COMPANY INDONESIA DATE: 14 March 2018 NUMBER: 3617,- KINDO SQUARE BUILDING Block C3-C4, Jl. Raya Duren Tiga No. 101 Jakarta 12760 Phone : (021) 7919 9066 Fax : (021) 798 7680 Email: hestinotaris@yahoo.co.id

UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS PT VANTAGE DRILLING COMPANY INDONESIA Number : 3617,- -On this day, Wednesday, dated 14-03-2018 (the fourteenth day of March two thousand and eighteen). -At 11.30 WIB (half past eleven, Western Indonesia Time). -Appeared before me, HESTI SULISTIATI BIMASTO, Sarjana Hukum, Notary in Jakarta, in the presence of witnesses known by me, Notary and whose names will be mentioned by the end of this deed; -Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum, born in Jakarta on 11-10-1972 (the eleventh day of October nineteen seventy-two), Advocate and Legal Consultant at HADROMI & PARTNERS Law Firm, domiciled at Jakarta, Setiabudi Atrium, 4th floor, Suite 404-405, Jalan H.R. Rasuna Said, Kavling 62, South Jakarta Administrative City, Indonesian Citizen, holder National Identity Card No: 3174021110720003; -according to his statement in this case acting based on the power of attorney as contained in the UNANIMOUS WRITTEN RESOLUTION OF SHAREHOLDERS OF PT VANTAGE DRILLING COMPANY INDONESIA IN LIEU OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS dated 12-03-2018 (the twelfth day of March two thousand and eighteen)

(Written Resolution), drawn and its original attached to this deed, acting as the authorized from and therefore, for and on behalf of the shareholders of PT. VANTAGE DRILLING COMPANY INDONESIA, a limited liability company, domiciled in South Jakarta Administrative City, in which its Articles of Association is pursuant to the Deed of Establishment dated 20-04-2009 (the twentieth day of April two thousand and nine) number: 4, and has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 11-06-2009 (the eleventh day of June two thousand and nine) number: AHU-25562.AH.01.01.Year 2009, amended under deed dated 10-11-2009 (the tenth day of November two thousand nine), number:2, and has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia under its decree letter dated 18-11-2009 (the eighteenth day of November two thousand and nine), number:AHU-56166.AH.01.02.Year 2009, both deeds drawn before DIAH GUNTARI LISTIANINGSIH SOEMARWOTO, Sarjana Hukum, Notary in Jakarta, amended under deed dated 29-10-2010 (the twenty-ninth day of October two thousand and ten) number: 68, which deed has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 02-11-2010 (the second day of November two thousand and ten) number: AHU-51345.AH.01.02.Year 2010 and has been notified and listed in the database of the Ministry of Law and Human Rights of the

Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 02-12-2010 (the second day of December two thousand and ten) number: AHU-AH.01.10.30948, and then amended under deed dated 06-05-2011 (the sixth day of May two thousand and eleven) number: 7, the deed of which has obtained approval from the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 20-09-2011 (the twentieth day of September two thousand and eleven) number: AHU-45836.AH.01.02.Year 2011, amended under deed dated 23-12-2010 (the twenty third day of December two thousand and ten) number: 36, the deed of which has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 10-01-2011 (the tenth day of January two thousand and eleven) number: AHU-AH.01.10-00784, amended under dated 06-05-2011 (the sixth day of May two thousand and eleven), number: 7, and have obtained the approval of the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 20-09-2011 (the twentieth day of September two thousand and eleven), all three deed were drawn before me, Notary, amended under deed dated 2-11-2011 (the second day of November two thousand and eleven) number: 1, drawn before Notary TITUT ROSAWATI, Sarjana Hukum,

Magister Kenotariatan, and the deed of which has obtained approval from the Ministry of Law and Human Rights of the Republic of Indonesia as stated under its decree letter dated 21-11-2011 (the twenty first day of November two thousand and eleven) number: AHU-56699.AH.01.02.Year 2011, amended under deed dated 03-12-2012 (the third day of December two thousand and twelve) number: 53, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 14-01-2013 (the fourteenth day of January two thousand and thirteen) number: AHU-AH.01.10.00650, amended under deed dated 03-12-2013 (the third day of December two thousand and thirteen) number: 682, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 13-01-2014 (the thirteenth day of January two thousand and thirteen) number: AHU-AH.01.10.01457, amended under deed dated 26-02-2014 (the twenty sixth day of February two thousand and fourteen) number: 3699, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 02-04-2014 (the second day of April two thousand and fourteen)

number: AHU-AH.01.10.13935, and then amended under the deed dated 03-12-2014 (the third day of December two thousand and fourteen) number: 323, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 23-12-2014 (the twenty third day of December two thousand and fourteen) number: AHU-48812.40.22.2014, amended under deed the dated 06-04-2015 (the sixth day of April two thousand and fifteen), number: 1079, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 21-04-2015 (the twenty first day of April two thousand and fifteen) number: AHU-AH.01.03-0926130, amended under the deed dated 08-01-2016 (the eight day of January two thousand and sixteen), number: 1669, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 13-01-2016 (the thirteenth day of January two thousand and sixteen) number: AHU-AH.01.03-0002426, amended by deed the dated 27-04-2016 (the twenty seventh day of April two thousand and sixteen), number: 8237, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 11-05-2016 (the eleventh day of May two thousand and sixteen) number: AHU-AH.01.03-0047770, amended under the deed dated 27-10-2016 (the twenty seventh day of October two thousand and sixteen), number: 6797, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 14-11-2016 (the fourteenth day of November two thousand and sixteen) number: AHU-AH.01.03-0098559, amended under the deed dated 15-05-2017 (the fifteenth day of May two thousand and seventeen), number: 765, which deed has been notified and listed in the database of the Ministry of Law and Human Rights of the Republic of Indonesia as stated in the Letter of Acceptance of Notification on the Change to the Data of the Company dated 14-12-2018 (the fourteenth day of December two thousand and eighteen) number: AHU-AH.01.03-0100851, all ten deeds were drawn before me, Notary; (hereinafter referred to as the “Company”). -The appeared in his capacity aforesaid firstly declared as follows: -Whereas based on the provisions of Article 91 of Law No. 40 of 2007 concerning Limited Liability Companies (?Company Law?), the shareholders can also take legitimate decisions without conducting the General Meeting of Shareholders provided that all shareholders have been notified in writing and all shareholders have given the written consent ; -Whereas based on Article 91 of the Company Law the decision taken in such way shall have the same power with the lawful decision taken by the General Meeting of the Shareholders. —Whereas the authorized capital of the Company is currently Rp. 24.696.000.000,- (twenty four billion six hundred and ninety six million Rupiah) or equal to US$ 2,100,000.00 (two million one hundred thousand United States Dollars), and of this amount only Rp. 15.876.000.000,- (fifteen billion eight hundred and seventy six million Rupiah) or equal to US$ 1,350,000.00 (one million three hundred and fifty thousand United States Dollars) has been issued and paid up to the Company by the Shareholders, comprising of 1,350,000 (one million three hundred and fifty thousand) shares having a value of Rp. 11.760,- (eleven thousand seven hundred and sixty Rupiah) per share or equal to US$ 1.00 (one United States Dollars); —Whereas the Shareholders of the Company are as follows: 1. VANTAGE HOLDINGS CAYMANS, as the holder of 1.282.500 (one million two hundred and eighty two thousand five hundred) shares in the Company;

2. Mr. TESSAR RIFIANTO, as the holder of 67.500 (sixty seven thousand five hundred) shares in the Company; —Whereas the shareholders have given their approval in writing concerning the resolution as mentioned below. —Whereas the Shareholders have agreed to decide the matters below and agree to exercise the said Written Resolution pursuant to the abovementioned Article 91 Company Law, therefore the Shareholders hereby approve in writing to: 1. Approve reappointment of Mr. ALISDAIR HENRY SEMPLE as the Director of the Company;—therefore the new structure of the Board of Directors and Board of Commissioner in the Company will be as follows:—BOARD OF DIRECTORS —President Director : Mr. JAMES ANGUS GOULDIE, born in Miri, 18-03-1984 (eighteenth day of March one nineteen eighty four), British Citizen, Private Employee, Domiciled in England, Passport holder number: 513448463, valid until 27-02-2023 (twenty seventh

Director Director day of February two thousand twenty three); : Mr. SETIANTORO, born in Tarakan, 28-07-1953 (twenty eighth day of July nineteen fifty three), Indonesian Citizen, Private Employee, domiciled in Premiere Estate Block I.6. Rukun Tetangga 003, Rukun Warga 005, Kelurahan Setu, Kecamatan Cipayung, Kota Administratif Jakarta Selatan ID Card Holder number: 3175102807531001; : Mr. ALISDAIR HENRY SEMPLE, born in Perth, 06-05-1982 (sixth day of May nineteen eighty two), British Citizen, Private Employee, Domiciled in England, Passport holder

Director number: 099196065, valid until 08-10-2020 (eighth day of October two thousand twenty); : Mr. KENNETH HOWDEN, born in Wick, 25-11-1975 (twenty fifth day of November nineteen seventy five), British Citizen, Private Employee, Domiciled in England, Passport holder number: 511086184, valid until 25-08-2024(twenty fifth day of August two thousand twenty four); BOARD OF COMMISSIONER Commissioner : Mr. RONALD JOSEPH NELSON, born in Illinois USA, 20-08-1954 (twentieth day of August nineteen fifty four), Citizen of the United States of America, Private

Employee, Domiciled in the United States of America, Passport holder number: 488061226, witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer; -if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception; -upon the pronouncement of this deed the appearer is responsible for the contents hereof; -if in the issuance of the copy/excerpt/quotation of this minute of deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute of deed (the authentic deed). -The appearer is known to me, Notary. -From the aforesaid, drawn up: valid until 19-07-2022 (nineteenth of July two thousand twenty two); 2. To grant a power of attorney with the right of substitution to Mr. MOHAMMAD IQBAL HADROMI, Sarjana Hukum of HADROMI & PARTNERS Law Firm, to have this Unanimous Written Resolution drawn up into a notarial deed and, further, to appear before a Notary to have this Written Resolution drawn up and executed as an official deed. -Finally the appearer as aforesaid hereby stating guarantees the validity of the data, information, and identity of the appearer in accordance with the letter, document, evidence, and identity card presented to me, Notary, and he is solely responsible for the said matters and the appearer further declares that he has understood the contents hereof; —if in the future appears that disputes and or conflicts and or claims arise concerning this deed made between and or by the appearer or any other party from any matter relevant hereto and or the follow up hereof the Notary shall be held free as Public Official as well as relevant official and witnesses from all claims and or lawsuits and or report, either civil, state administration, or criminal, including but not limited to any claim aimed by his proxy or lawyer; -if the appearer appears to be ignorant and he fails to satisfy the above purpose and remain with his claim and or report against the Notary and or relevant official the appearer hereby authorizes the Notary and or relevant official and witnesses, for and on behalf of the appearer to revoke such claim and or lawsuit and or report as aforesaid with the competent authority or the proxy or lawyer, with no exception; -upon the pronouncement of this deed the appearer is responsible for the contents hereof; -if in the issuance of the copy/excerpt/quotation of this minute of deed (authentic deed) there are mistakes or mistyping, Notary shall make correction of such mistyping according to the minute of deed (the authentic deed). -The appearer is known to me, Notary. -From the aforesaid, drawn up: IN WITNESS HEREOF -as the minute and executed in Jakarta on the day and date as mentioned in the preamble of this deed in the presence of: 1. Ms. ALISSA ANASTIANI, Sarjana Hukum, born in Jakarta, on 26-01-1993 (the twenty sixth day of January nineteen ninety three),

Indonesian Citizen, Private Employee, residing in Batu Ampar, Rukun Tetangga 001, Rukun Warga 003, Sub-District of Batu Ampar, Dirtrict of Kramat Jati, East Jakarta, holder of National Identity Card Number: 31750466-1930003; 2. Mr. AHMAD ARIS IQBAL, born in Jakarta, on 10-09-1991 (the tenth day of September nineteen ninety one), Indonesian Citizen, residing at Jalan Bambu Apus Number 28, Rukun Tetangga 011, Rukun Warga 002, Sub-District of Bambu Apus, District of Cipayung, East Jakarta, holder of National Identity Card Number: 3175101009910001; -Immediately after this deed has been read out by me, Notary to the appearers and witnesses, it was immediately signed by the appearers, witnesses and me, Notary. -Executed without amendment. -This minute has been duly signed accordingly. -Given as copy with the same content. Notary in Jakarta Signed and stamped above seal HESTI SULISTIATI BIMASTO, SH